                                                           Exhibit No. EX-99.p.1

                              Bridgeway Funds, Inc.

                           Bridgeway Code of Ethics *
                                    Policies

                                  July 28, 2004

Too  frequently,  a focus on money and its  management  leads to  compromises in integrity,  conflicts of interest,  and loss of broader perspective.  We seek to address  each of these  areas in  Bridgeway's  Code of Ethics.  Each person when joining  Bridgeway  will be given a copy of this  Code of Ethics  and,  as it is amended over time, will be given those amendments as well. Each person will need to sign an acknowledgement each time he or she receives a copy of the Code or an amendment and return the acknowledgement to the Compliance Officer.

Integrity
As highlighted in Bridgeway's mission statement, our primary role is a financial one. As  stewards of others  money,  we are  required to act for their  benefit, while  subordinating our personal interests to advance theirs.  Accordingly,  we strive to:

     o    uphold the highest standards of integrity.

     o    maintain a long term  risk-adjusted  investment  performance record in the top 5% of investment advisors,

     o    provide friendly, quality service,

     o    achieve a superior (efficient) cost structure.

Our four  business  values  are  stated in  order;  it is not by  accident  that integrity is at the top of this list. We will not compromise  integrity to excel in any other  area.  Long term,  we believe our  commitment  to  integrity  will actually  contribute to better  investment  performance,  service  quality,  and efficiency as well - but even if it doesn't - integrity  will  prevail.  We look for ways to  challenge  each  other  positively  to strive  to meet this  ideal.
Breaches of this Code of Ethics  will be dealt with at the  highest  level (at a minimum in  discussion  with the Board) and could result in loss of  employment.
The Code of Ethics is not just a document  to read once and put away.  Issues of integrity are a part of our normal  business  activity,  and the Bridgeway staff discusses them as they arise.

Conflicts of Interest
We seek to minimize  conflicts  of interest  wherever  possible in two ways:  by making  transactions  between  parties  "arms  length," and whenever this is not possible,  by disclosing the potential for a conflict of interest.  The sections below highlight potential conflicts that we simply avoid.

Soft Dollar Commissions
Bridgeway will accept no soft dollar commissions in transactions with brokers.

Disclosure and Confidentiality
All Bridgeway partners are asked to jealously protect the confidentiality of our
investment   management   techniques   and   information   on  our  clients  and
shareholders. Our Confidentiality Agreement, which all partners sign, formalizes this process.

A serious  breach of  confidentiality  is insider  trading.  Insider  trading is generally  defined as the use of  material  non-public  information  to trade in securities  or the  communication  of this  information  to  others.  The use of material,  non-public  information either used by a partner for his own personal benefit or disclosed to any person outside of Bridgeway employment is considered insider trading. Material information is information which a reasonable investor would  consider  important  in making an  investment  decision or is  reasonably certain to have a substantial impact on the price of a company's securities.  If a partner receives information  believed to be material non-public  information, he or she must inform the  Compliance  Officer as soon as possible,  so that the appropriate action may be taken.

Unlawful actions
It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated  person of an investment  adviser of or principal  underwriter for a Fund, in connection with the purchase or sale, directly or indirectly,  by the person of a Security Held or to be Acquired by the Fund:

     1.   To employ any device, scheme or artifice to defraud the Fund;

     2.   To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the  statements  made to the Fund, in light of the circumstances  under which they are made, not misleading;

     3.   To engage in any act,  practice or course of business that operates or would operate as a fraud or deceit
              on the Fund; or

     4.   To engage in any manipulative practice with respect to the Fund.

Gifts
Partners  will not  accept any gifts  over $100 in value,  excluding  perishable items.  Gifts below this level are auctioned off to all partners of the firm and the proceeds donated to charities or charitable projects.

Our Word
One's verbal or written commitment affects others' perceptions of our integrity.
When we are unable to meet a commitment we try to inform, and as appropriate, to renegotiate the terms of our commitment.

Peer Accountability and Support
We can help each other to achieve  higher levels of integrity by  constructively challenging  and  holding  each other  accountable.  To do this,  however,  also requires an atmosphere of trust and understanding.

Commitment to communication.
Our  commitment  to  communication  is reflected in our open book policy and our weekly staff meetings. We encourage training in communications skills.

Perks
Just as we accept no soft dollar  commissions,  we prefer  compensation to be in the form of a paycheck.  Exceptions include situations where use of equipment or time is to the benefit of both the company and the individual.  Limited personal
use  of  computers  by  partners   outside  of  compensated   time  is  entirely
appropriate,  for example.  Use of metered  postage for personal  items  without reimbursing  Bridgeway,  however,  would not be. As much as possible,  we try to build an "inclusive" atmosphere.

Portfolio Managers
Of particular  concern in our industry are  potential  conflicts of interest for portfolio managers. We monitor the following areas:

     1. Portfolio  managers  trading stocks for their own portfolios which their funds also hold. A minority of funds  preclude  portfolio  managers from holding stocks which the portfolio  manager's fund also hold.  While some fund companies actually  encourage  this  practice,  Bridgeway  sees  it as  an  unreconcilable conflict of interest. Bridgeway's policy goes beyond the more conservative ones:
portfolio  managers may not purchase  stocks  which may  potentially  be held by their fund. We encourage all partners,  but portfolio  managers  especially,  to hold shares of the fund as their  primary  method of investing  in stocks.  When portfolio managers trade their own accounts,  it is very difficult to argue that they are not  "cherry-picking"--taking the best investments for themselves while leaving their investors with sub-par  investments.  Our investors should be able to expect the best  performance  the  portfolio  manager is able to achieve.  In short,  they should be able to say,  "If he/she is so good,  I want to invest in what they are investing in."

While  encouraged  to hold shares in Bridgeway  Fund (when it is an  appropriate investment  objective),  any partner may hold shares of any open-end mutual fund and remain in  compliance  with this  policy.  With special  clearance  from the
Compliance  Officer,  portfolio  managers  may also  hold  shares  which are not potential  investments of a Bridgeway  portfolio.  (See the Practices section of the Code of Ethics.) When an individual becomes a Bridgeway  partner,  he or she need not sell current  holdings as long as these are long term  holdings and the individual complies with Practices of this Code of Ethics.

     2. Front  running.  No  partner  may do  anything  which puts the Fund at a relative disadvantage.  She or he may not take any potential gain at the expense of the fund.

     "Front  running" is defined as the  practice of trading on the basis of the anticipated market effect of trades for the Funds' investment portfolios. "Front running" constitutes a violation of Federal securities laws.  Therefore,  access persons  may not  purchase  or sell a security or a  derivative  thereof  when a purchase  or  sale of the  security  is  under  consideration  for  the  Fund as described below under "Conflicting Transactions."

     3.  Receiving  allotments of new stock.  Some  portfolio  managers at other companies are invited to invest  personally  in  potentially  lucrative  private deals by stock  promoters  and  analysts  who sell stocks to their  funds.  This practice  is not  allowed at  Bridgeway.  We accept  nothing  which  potentially compromises the objectivity of our investment decisions. The portfolio manager's salary and benefits should be his/her only monetary  "perk." Between this policy and the  constraint  on salary at the top end (a maximum  salary  plus  benefits multiple  of seven from the  highest to lowest  paid  employee),  our  portfolio managers may receive  significantly  less than the industry  average in monetary compensation.  Hopefully, partner stock ownership and non-monetary benefits will provide worthy alternatives.

Serving on boards of  companies.  Any  partner's  participation  on the board of directors  of a public  company  must be cleared by the  Compliance  Officer and reported to the Fund's Board of Directors.  Serious  consideration must be given to the appropriateness of such  relationships,  potential conflicts of interest, and insider trading considerations.

Loss of  Broader Perspective
We fight the tendency toward financial myopia through providing training, having company-wide  discussions,  and  encouraging  a strong and positive life outside work.
______________________
     *  In  the  spirit  of  Bridgeway  Capital  Management's   non-hierarchical
corporate culture,  staff members refer to one another as "partners."  Bridgeway
Capital Management, Inc. is an S-Corporation.  "Partner" is the designation used at Bridgeway  Capital  Management for  "employee."  The use of the term does not imply any  ownership  or other  equity  interest  or  partnership  liability  in
Bridgeway Capital  Management,  Inc. The use of the term in this document refers to any member of the Bridgeway staff.

                            Bridgeway Code of Ethics
                                    Practices

Adoption of This Code
This Code of Ethics  ("Code")  has been  adopted by Bridgeway  Fund,  Inc.  (the
"Fund")  and  Bridgeway   Capital   Management,   Inc.  (the  "Adviser"  or  the
"Distributor"),  in compliance with Rule 17j-1 (the "Rule") under the Investment
Company  Act of 1940 (the  "1940  Act")  and Rule  204A-1  under the  Investment
Advisers  Act of 1940.  Any  material  change  must be  approved by the Board of
Directors of the applicable entity.

Who is an Access Person at Bridgeway (See Appendix B for the definition.)
Because Bridgeway is a small company, accessibility to proprietary and corporate information  is fairly  common  and  routine.  Essentially,  all  full-time  and part-time  Bridgeway  partners are access persons. A partner "becomes" an access person upon being hired.  Reporting  requirements  for access  persons depend on whether  the access  person has direct or  indirect  beneficial  interest in the account in question.  See Appendix A for an explanation of beneficial  ownership or beneficial interest.

Covered Securities
This Code  applies to  investments  in  Bridgeway  Funds and all  securities  as defined in  Section  2(a)(36)  of the  Investment  Company  Act of 1940 (a broad definition  that  includes  any  interest  or  instrument  commonly  known  as a security), but excluding from that definition (a) direct obligations of the U.S.
Government, (b) bankers' acceptances,  bank certificates of deposit,  commercial paper  and  high  quality  short-term  debt  instruments,  including  repurchase agreements, and (c) shares of open-end investment companies other than Bridgeway
Funds.

Covered Activities
This Code  applies to all  activities  by which a Covered  Account  (see  below)
acquires or disposes of any direct or indirect  beneficial interest in a Covered
Security.  Any such  activity is referred  to as a "Covered  Activity."  Covered
Activities do not, however,  include transactions which are not voluntary,  such as the receipt or disposition of Covered Securities in a reorganization in which all holders  are bound by a vote of holders or  securities  acquired  through an automatic dividend reinvestment plan.

Covered Accounts
This Code applies to all securities  accounts ("Covered  Accounts") in which any
"access person" has any direct or indirect beneficial  interest.  The Compliance
Officer shall be  responsible,  as required by the Rule, for the  identification and  notification  of access  persons and the  maintenance  of records  relating thereto.

     Note: Due to the beneficial  ownership provisions of the Rule (see Appendix
A),  Covered  Accounts  may  include  accounts  not only in the  names of access persons,  but other accounts not registered in their names,  including  accounts held for their benefit,  certain family accounts and certain accounts of trusts, estates,  partnerships  and  corporations.  Access persons may exclude  accounts which would  otherwise  be Covered  Accounts in certain  cases as  discussed  in
Appendix A. A Covered  Account of or related to a  particular  access  person is referred to as a "Covered Account of that access person" or in similar terms.

Covered Transactions
A "Covered  Transaction"  as used in this Code means any  Covered  Activity in a
Covered Account involving Covered Securities. Because of the complexity of these definitions, an example is provided below to illustrate the application of these definitions.  This example is not meant to cover all cases, but only to show how the definitions work in a particular fact situation.

     Example:  The wife of an access person has a custodial  account for a minor child.  Because of the beneficial  ownership  provisions of the Rule,  this is a
Covered Account.  The Account holds Covered  Securities.  The Covered Securities are  sold.  This is a Covered  Activity,  because  it is  voluntary.  Thus,  the transaction is a Covered Transaction, requiring preclearance.

Conflicting Transactions
No access  person may, as to any of his or her Covered  Accounts,  engage in any
Covered  Transaction as to any Covered Security under consideration for purchase or sale by the Fund or as to any security which is convertible into that Covered
Security or into which it is  convertible  or any option or warrant  relating to that  Covered  Security.  For the purposes of this Code, a purchase or sale of a
Covered Security by the Fund is under consideration:

     o    when a Covered Security is recommended for purchase or sale.

     o    when a decision  has been made,  though not yet  implemented,  to make such purchase or sale.

     o    with respect to a person  making a  recommendation  when such a person seriously considers making such a recommendation.

Preclearance
Access persons may not engage in a personal securities transaction unless it has been  precleared.  Access persons seeking  preclearance  of personal  securities transactions  must complete and submit a  preclearance  form, a copy of which is attached to this Code of Ethics. All authorized personal securities transactions must be completed within one trading day following the date of approval.  If the trade is not executed within this one day time period, a new  preclearance  form must be submitted.

No explanations are required for refusals. In some cases, trades may be rejected for reasons that are confidential.

IPOs
Access  persons are  prohibited  from  acquiring  any Covered  Securities  in an initial public offering,  unless there is prior approval on a preclearance  form after a  determination  that the  purchase is not likely to create any actual or potential conflict of interest.

Private Placements
Access persons are prohibited  from  acquiring  Covered  Securities in a private placement  unless  there  is  prior  approval  on a  preclearance  form  after a determination  that the purchase is not likely to create any actual or potential conflict of interest.

Reporting Requirements - Bridgeway Partners

Partners  may  be  in  one  or  more   categories   with  respect  to  reporting
requirements:

     1)  If  the  partner  is  invested  in  securities  that  are  not  Covered
Securities,  such as mutual funds and/or US government  securities in an account in which  he/she has  direct or  indirect  beneficial  interest,  he/she  should prepare a letter to that effect, with a copy to the Compliance Officer.

     2) If the  partner  trades  securities  in an account  in which  he/she has direct or indirect  beneficial  interest,  John Montgomery or Dick Cancelmo must preclear all  transactions  (See  Preclearance  Sample  Document in Appendix B.)
Duplicate  confirmations  and  account  statements  are  sent to the  Compliance
Officer.

     3) If the partner has beneficial interest in an account but does not direct transactions  in any manner for the  account,  he/she  will  prepare a letter of nondisclosure,  agreeing  to  maintain a  "firewall"  between  Bridgeway  access information  and the person  who  directs  trading  for the  account.  Duplicate account statements are sent to the Compliance Officer.

Within ten days of becoming an access person,  a Bridgeway  partner will provide the Compliance Officer an initial holdings report via the most recent monthly or quarterly brokerage statement listing all securities beneficially owned.

Annually,  each access  person must file with the  Compliance  Officer an annual report  that lists all Covered  Accounts  and all  securities  holdings in those
Covered Accounts. The information contained in the annual report must be current within 45 days of submission.

The  Compliance  Officer  reviews  reports  submitted by partners and prepares a quarterly  report  to the  Bridgeway  Fund  Board of  Directors  of all  trading activity  by the staff,  along  with any  appropriate  documentation.  The Board approves the Code of Ethics on an annual basis.

Violations
All  partners  are  required to notify the  Compliance  Officer  promptly of any violations of the Code and may do so anonymously,  if they so choose. As part of our  obligation  as  stewards  we take  compliance  with  this  Code  seriously.
Accordingly, partners are encouraged to communicate concerns quickly and without fear of reprisal.  Any retaliation  against a partner reporting a violation will be viewed as a serious breach of the Code.

Reporting Requirements - Independent Directors
Under  the  Rule,  each  independent  Director  (that  is,  one  who  is  not an
"interested  person" of the Fund as defined in the 1940 Act) must within 10 days after the end of each calendar  quarter file a report (which is to be filed with the Compliance Officer) as to Covered Transactions;  however, such a report need be made as to a particular  Covered Security only if the Director at the time of that  transaction  knew,  or in the  ordinary  course of  fulfilling  his or her official  duties as a Director of the Fund should have known,  that,  during the
15-day  period  immediately  preceding  or after the  Covered  Transaction,  the
Covered Security is or was purchased or sold by the Fund or was "considered" for such purchase or sale. (See "Conflicting  Transactions" above for a statement as to  when,  for the  purposes  of this  Code,  such a  purchase  or sale is under consideration).

Reports to the Board

The Compliance Officer of the Funds and the Adviser shall each report in writing to the Board of Directors at least annually  regarding the following matters not previously reported:

     Significant issues arising,  including  material  violations of the Code of
Ethics,  violations  that, in the  aggregate,  are  material,  and any sanctions imposed;

     Significant   conflicts  of  interest  involving  the  personal  investment policies of the Fund or the Advisers, as applicable, even if they do not involve a violation of the Code of Ethics; and

     The results of  monitoring  of  personal  investment  activities  of Access
Persons in accordance with the procedures.

     Each such report shall  certify that the Funds or Adviser,  as  applicable, have adopted  procedures  reasonably  necessary to prevent  Access  Persons from violating the relevant Code of Ethics.

The  Compliance  Officer shall have  discretion to determine that a violation is not  material  and need not be included in a report to the Board of Directors if he or she finds that by reason of the size of the transaction, the circumstances or otherwise,  no fraud or deceit or manipulative  practice could  reasonably be found  to have  been  practiced  on a Fund in  connection  with its  holding  or acquisition of the security or that no other material violation of this Code has occurred.  A written  memorandum of any such finding shall be filed with reports made pursuant to this Code.

The Board of Directors  shall  consider  reports  made to it  hereunder  and may impose such sanctions or further  sanctions,  in addition to any  forfeitures it deems  appropriate,  including,  among  other  things,  a letter of  sanction or suspension or termination of the employment of the violator.

In addition to the annual  report,  the  Compliance  Officer shall report to the
Board of Directors promptly, but no later than the next board meeting, regarding serious violations of the Code of the Company, and any serious violations of the
Codes of Ethics of the Adviser that are reported to the Compliance Officer.

The Board of Directors  shall review the Code and its  operation at least once a year.

Recordkeeping
The Fund and Adviser  shall  maintain the following  records at their  principal offices:

     The Code and any related  procedures,  and any code that has been in effect during the past five years shall be maintained in an easily accessible place;

     Acknowledgements of receipt of the Code and amendments will be kept for all partners for the duration of their  employment with Bridgeway and for five years thereafter.

     A record of any  violation  of the Code and of any action taken as a result of the violation,  to be maintained in an easily  accessible  place for at least five years after the end of the fiscal year in which the violation occurs.  Such records of  violations  will not  identify  "whistleblower"  partners to protect their anonymity;

     A copy of each report under the Code by (or duplicate  brokers'  advice for the account of) an Access Person, to be maintained for at least five years after the end of the fiscal  year in which the report is made,  the first two years in an easily accessible place;

     A record of all persons,  currently or within the past five years,  who are or were  required to make or to review  reports,  to be  maintained in an easily accessible place;

     A copy of each report by the Compliance  Officer to the Fund Boards,  to be maintained  for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

     A record of any  decision,  and the reasons  supporting  the  decision,  to approve an  acquisition  by an  Investment  Person of  securities  offered in an
Initial Public Offering or in a Limited Offering,  to be maintained for at least five years after the end of the fiscal year in which the approval is granted.

Construction and Administration of this Code
This Code shall be administered by the Compliance Officer. As used in this Code, the term  "Compliance  Officer"  shall  include  that  Officer  or any person or persons under his or her  supervision to whom any functions  hereunder have been delegated.

The  Compliance  Officer shall have the general duty of the  administration  and application  of this Code subject to the  direction and control of the President and the Board of Directors. The Compliance Officer shall report to the President of the Fund and its Board of Directors  any  violation of this Code known to him or her and the disposition thereof.

The  Compliance  Officer shall keep such records as are required by the Rule and shall also keep such records and make such  comparisons  as between such records and records of Fund transactions as are necessary to determine whether there may have been a transaction of the type discussed under  "Conflicting  Transactions"
in this Code.

Upon the commencement of employment of any new partner,  the Compliance  Officer shall meet with the new partner,  provide him or her with a copy of this Code of
Ethics and  Reporting  Forms,  explain the Code of Ethics and the  importance of avoiding any activity that could be construed as "insider trading".

Periodically,  but at least  annually,  the Compliance  Officer shall remind all partners of their responsibility to adhere to these Code of Ethics requirements, submitting  forms,  and arranging for brokers to send  statements to the Company promptly.

The Compliance  Officer shall also be responsible  for calling  attention to the staff of the nature of violations of this Code when they occur.

______________________
     *  In  the  spirit  of  Bridgeway  Capital  Management's   non-hierarchical
corporate culture,  staff members refer to one another as "partners."  Bridgeway
Capital Management, Inc. is an S-Corporation.  "Partner" is the designation used at Bridgeway  Capital  Management for  "employee."  The use of the term does not imply any  ownership  or other  equity  interest  or  partnership  liability  in
Bridgeway Capital  Management,  Inc. The use of the term in this document refers to any member of the Bridgeway staff.

                                   Appendix A

The purpose of this Appendix is to discuss the circumstances in which the access person has a "direct or indirect  beneficial  interest" in a securities account.
Under the Rule,  this  question is to be  "interpreted  in the same manner as it would be in determining whether a person is subject to the provisions of Section
16 of the Securities Exchange Act of 1934".

There  is no  comprehensive  rule  under  that  Section  as to what  constitutes beneficial ownership.  Therefore,  the only guidance is provided by SEC Releases and decided  court cases and thus there can be changes  from time to time.  This
Appendix is not  designed to be a complete or  comprehensive  discussion  of the area but only a summary.

Under the Rule, an access  person need not report "with respect to  transactions effected  for any  account  over which such  person  does not have any direct or indirect  influence or control." Thus, even if an access person has a beneficial interest in an account,  as discussed herein,  any such account is not a Covered
Account as defined in the Code.  For the purposes of the Code,  an access person may remove an account  which  would  otherwise  be a Covered  Account  from that category by filing with the Compliance  Officer a statement  indicating  lack of influence and control as stated above together with such other  documents as the
Compliance  Officer  may  require  (including,  but not  limited to, all account brokerage  statements)  to  demonstrate  such lack of influence or control.  The general  categories  of types  of  beneficial  ownership  may be  summarized  as follows:

     1. Direct ownership.  This includes securities registered in the name of an access person and bearer securities of which the access person is the bearer.

     2.  Securities  Held by Others for the  Benefit of an Access  Person.  This
involves, in general, any agreement, arrangement or understanding under which an access person derives benefits  substantially  equivalent to those of ownership.
This category would include,  but is not limited to securities  held by pledges, custodians and brokers.

     3. Securities  Held by Certain Family  Members.  The SEC has indicated that the "beneficial  ownership" of an access person extends to securities owned (see below) by a wife or husband of that access person,  by a minor child or by other relatives (a) sharing the same household,  or (b) not sharing the same household but whose  investments the access person directs or controls.  That ownership by relatives  may be  direct  (i.e.  in  their  own  name) or in one or more of the indirect ways described in this Appendix.  This beneficial ownership position of the SEC is not  affected  by whether or not the assets  being  invested  are the separate property of the relative;  however,  an access person may, as described in the Code, disclaim beneficial ownership of any particular securities and also may,  as  described  in this  Appendix,  remove  from the  category  of  Covered
Accounts,  accounts  over  which the  access  person  has no direct or  indirect influence or control.

     4.  Securities  Held by  Estates,  Etc.  An access  person  may also have a beneficial interest in securities held by the estates,  trusts,  partnerships or corporations.  Access persons who are (a) settlors (i.e., creators), trustees or beneficiaries of a trust, (b) executors or  administrators  of, or beneficiaries or legatees of, an estate;  (c)  partners of a  partnership,  or (d)  directors, officers or  substantial  shareholders  of a corporation,  which,  in each case, invest in Covered  Securities,  are required to obtain a determination  from the
Compliance  Officer as to whether the accounts in question are Covered Accounts.
In making any such determination,  the Compliance Officer may rely on an opinion of counsel.

                                   Appendix B

1. "Access person" means any full-time or part-time Bridgeway partner. Under the
Rule, an "access person" means:

     o    With respect to the Fund, any trustee,  officer or advisory person, as defined below, of the Fund;

     o    With respect to the Adviser, any director,  officer or advisory person
          of  the   Adviser   who,   with   respect  to  the  Fund,   makes  any
          recommendation,   participates   in   the   determination   of   which
          recommendation  shall be made, or whose  principal  function or duties relate to the determination of which  recommendation  shall be made to the Fund; or who, in connection with his or her other duties,  obtains any information  concerning  recommendations being made by the Advisor to the Fund.

Under Rule 204A-1 an access person means any supervised person who:

     o    has access to nonpublic information regarding any clients' purchase or sale of securities,  or nonpublic  information regarding the portfolio holdings of any of the Bridgeway Funds; or

     o    is involved in making securities  recommendations  to clients,  or who has access to such recommendations that are nonpublic.

2.   "Advisory person" of the Fund and the Adviser means:

     o    Any  partner  of  either  of them (or of any  company  in the  control relationship)  who, in connection with his or her regular functions or duties,  makes,  participates in, or obtains information regarding the purchase or sale of a Covered Security by the Fund, or whose functions relate  to the  making of any  recommendations  with  respect  to such purchases or sales; and

     o    Any  natural  person  in a  control  relationship  to any of them  who obtains information  concerning  recommendations made to the Fund with regard to the purchase or sale of a Covered Security.

3.   Preclearance Form

     The preclearance form documents a determination that the transaction is not a conflicting  transaction or otherwise  contrary to the provisions of this
     Code of Ethics.  Preclearance  must be  obtained  prior to placing a trade.
     (The form is listed on the next page.)

_________________, 200__

Linda Giuffre,

The following is a report of my recent stock purchase.

Based on my conversation with John  Montgomery/Dick  Cancelmo today, he approved my purchase/sale  of____________________,  a Covered Security in which Bridgeway does/does not currently have a position in. John/Dick  approved this transaction
as       not       a       conflict       of       interest,        due       to
_________________________________________________        I        purchased/sold
____________shares of  _________________________________on  _________________ at
$_______      per      share      in      my      personal       account      at
_______________________________________________.

Thank you,

_______________________________  ___________
                                     Date

By signing  below,  either John  Montgomery or Dick Cancelmo and the  Compliance
Officer  verify  that  the  proposed  transaction   described  above  is  not  a
"conflicting transaction" or otherwise contrary to the provisions of Bridgeway's
Code of Ethics.

___________________  ___________    _________________________  ___________
John Montgomery             Date    Dick Cancelmo                     Date

___________________  ___________
Linda Giuffre               Date

Bridgeway Code of Ethics Acknowledgement

I  acknowledge  that I have read,  and fully  understand  the Code of Ethics for
Bridgeway Capital Management, Inc. and Bridgeway Funds, Inc.

Date:_________________________________

Signature:_____________________________